UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2017

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed in the MagnaChip Semiconductor Corporation (the “Company” or “MagnaChip”) Quarterly Report on Form 10-Q filed on November 8, 2017, in September 2017, MagnaChip Semiconductor Ltd. (“MSK”), the Company’s Korean operating subsidiary, was notified that the Korean National Tax Service (the “KNTS”) would be examining the income- and non-income-based taxes of MSK for its 2012 to 2014 tax years. Over the past two months, the KNTS has conducted its audit in accordance with its prescribed audit schedule, primarily focusing on non-income-based value added tax (“VAT”) transactions associated with the periods with respect to which the Company previously restated its financial statements as a result of the independent investigation commenced by the Company’s Audit Committee in January 2014 (the “Restatement”).

On November 29, 2017, the KNTS issued a preliminary assessment to MSK identifying its findings and proposed additional tax payments and penalties that it asserts are owed by MSK for the audit periods. The aggregate preliminary tax and penalty assessment proposed by the KNTS is $6.0 million, of which $3.3 million has already been accrued by the Company in its financial statements in connection with the Restatement filed in 2015. Such amount also includes approximately $0.5 million related to employee withholding amounts and associated penalties, and to the extent any such tax obligation is that of MSK’s employees, the Company will seek reimbursement of the applicable amounts from those employees. In addition, MSK expects the KNTS to assess an administrative fine of approximately $2.0 million in connection with the above-described examination.

MSK does not agree with all of the additional amounts set forth in the KNTS’ preliminary assessment and MSK and its Korean tax advisors have thus far successfully defended a number of issues raised during this audit by the KNTS and are considering all options under applicable Korean law. However, based on initial discussions with the KNTS and MSK’s Korean tax advisors, the Company believes that it is likely that a final assessment substantially in the amounts described in the KNTS’ preliminary assessment will be delivered to MSK by year-end. The Company will evaluate carefully whether an appeal of the KNTS’ final assessment is in the Company’s best interest; however, the Company currently expects that it will accept such final assessment and administrative fine in the event that the KNTS’ final assessment is consistent with the preliminary assessment. The Company currently expects to take a one-time charge of between $4.3 million and $4.8 million in the fourth quarter of 2017 related to this additional tax assessment and associated penalties and administrative fine.

Safe Harbor for Forward-Looking Statements

Information in this Report regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future financial performance, including evaluations, intentions and expectations related to the Korean tax audit. All forward-looking statements included in this Report are based upon information available to MagnaChip as of the date of this Report, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include newly discovered or enhanced information regarding the Korean tax audit and assessment, administrative fines and financial statement impact expectations, other actions by applicable tax or other authorities, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 21, 2017 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: November 30, 2017	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary